                                                                    EXHIBIT 23.1

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-34362) pertaining to 1,750,000 shares of common stock of Optical Sensors Incorporated and, in the Registration Statement (Form S-8 No. 333-04373) pertaining to the Optical Sensors Incorporated 1989 Omnibus Stock Option Plan and the Optical Sensors Incorporated 1993 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-17493) pertaining to the Optical Sensors Incorporated Employee Stock Purchase Plan, in the Registration Statement (Form SB-2 No. 333-71076) pertaining to 15,539,334 shares of common stock of Optical Sensors Incorporated, and in the Registration Statement (Form S-8 No. 333-71354) pertaining to the Optical Sensors Incorporated 1993 Stock Option Plan of our report dated January 18, 2002, with respect to the financial statements of Optical Sensors Incorporated included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001.


                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
February 19, 2002